UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 13, 2011

First PacTrust Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-49806	04-3639825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Bay Boulevard, Chula Vista, California	91910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (619) 691-1519

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events

            On December 13, 2011, Beach Business Bank, a California state-chartered bank (“Beach”), entered into a memorandum of understanding (the “MOU”) with plaintiffs and certain named defendants regarding the settlement of two putative class action lawsuits filed in the Superior Court of California, Los Angeles County (the “Court”), as well as the settlement of all related claims that were or could have been asserted in other actions, in response to the announcement of the execution of an Agreement and Plan of Merger, dated as of August 30, 2011, as amended on October 31, 2011 (the “Merger Agreement”), by and between First PacTrust Bancorp, Inc., a Maryland corporation (“First PacTrust”), and Beach.  Pursuant to the Merger Agreement, Beach will merge with a wholly owned subsidiary of First PacTrust (the “Merger”).

            As described in greater detail in the proxy statement/prospectus dated November 9, 2011 (the “Proxy Statement/Prospectus”) forming a part of the registration statement on Form S-4 filed by First PacTrust with the SEC and declared effective by the SEC on November 9, 2011, a purported shareholder of Beach filed a class action lawsuit in the Court, captioned Robert K. Stevens v.  James H. Gray, et al., Case No.  BC470648 (Cal. Sup. Ct.).  On October 27, 2011, another purported shareholder of Beach filed a class action lawsuit in the Court captioned Ronald Durand v.  Robert M. Franko, et al., Case No.  BC472411 (Cal. Sup. Ct.).  Each Complaint names as defendants Beach, the current members of Beach’s board of directors (the “Director Defendants”) and First PacTrust.  On November 21, 2011, these two lawsuits were consolidated into one lawsuit (the “Consolidated Lawsuit”).  On December 13, 2011, the plaintiffs agreed to dismiss First PacTrust as a defendant.

            Under the terms of the MOU, Beach, the Director Defendants and the plaintiffs have agreed to settle the Consolidated Lawsuit and release the defendants and their related parties (including First PacTrust) from all claims relating to the Merger, subject to approval by the Court.  If the Court approves the settlement contemplated by the MOU, the Consolidated Lawsuit will be dismissed with prejudice.  Pursuant to the terms of the MOU, Beach has agreed to make available additional information to Beach’s shareholders.  The additional information is contained below in this Current Report on Form 8-K (the “Current Report”) and should be read in conjunction with the Proxy Statement/Prospectus, which should be read in its entirety.  In addition, Beach has agreed not to oppose a request by plaintiffs’ counsel for fees, costs and expenses not to exceed $150,000.  First PacTrust will not be responsible for the payment of any such fees, costs and expenses.  In return, the plaintiffs have agreed to dismissal of the lawsuits with prejudice and to withdraw all motions filed in connection with such lawsuits.  If the MOU is finally approved by the Court, it is anticipated that the MOU will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the Merger, the Merger Agreement and any disclosures made in connection therewith.  There can be no assurance that Beach, the Director Defendants and the plaintiffs will ultimately enter into a stipulation of settlement or that the Court will approve the settlement, even if the parties were to enter into such stipulation.  In such event, the proposed settlement as contemplated by the MOU may be terminated.

            The settlement will not affect the consideration to be paid to Beach’s shareholders in connection with the Merger or the timing of the special meeting of Beach’s shareholders, which is scheduled for December 22, 2011 in Hawthorne, California, to consider and vote upon a proposal to approve the Merger Agreement, among other things.

            First PacTrust, Beach and the Director Defendants deny each of the allegations in the Consolidated Lawsuit and believe the prior disclosures in the Proxy Statement/Prospectus are adequate under applicable law.  Beach and the Director Defendants have informed First PacTrust that they maintain that they have complied with their fiduciary duty and other applicable legal duties in all respects in connection with the Merger and any disclosure obligations in connection therewith.  Beach and the Director Defendants have agreed to settle the Consolidated Lawsuit in order to avoid costly litigation and reduce the risk of any delay to the completion of the Merger.  Nothing in this Current Report or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein or therein.

SUPPLEMENT TO THE PROXY STATEMENT/PROSPECTUS

            The following information supplements the Proxy Statement/Prospectus and should be read in conjunction with the Proxy Statement/Prospectus, which should be read in its entirety.  All page references in the information below are to pages in the Proxy Statement/Prospectus, and terms used below have the meanings set forth in the Proxy Statement/Prospectus, unless otherwise defined below.  Without admitting in any way that the disclosures below are material or otherwise required by law, First PacTrust and Beach make the following supplemental disclosures:

            The following disclosure supplements the information set forth in the third full paragraph on page 39 of the Proxy Statement/Prospectus, under the heading “Background of the Merger,” by adding the following after the first sentence of that paragraph:

Wunderlich Securities did not have a formal relationship with either First PacTrust or Beach and had not been retained as First PacTrust’s financial advisor at this time; its role was limited to facilitating a meeting to discuss a possible strategic transaction between First PacTrust and Beach.

            The second sentence of the fifth full paragraph on page 39 of the Proxy Statement/Prospectus, under the heading “Background of the Merger,” is revised to read in full as follows:

Representatives of Sandler O’Neill made a presentation to directors, following which Beach’s board of directors determined that the First PacTrust proposal was inadequate due to potential issues related to execution risk and transaction risk, including concerns about agreeing to a transaction with a fixed exchange ratio.

            The fourth and fifth sentences of the fifth full paragraph on page 39 of the Proxy Statement/Prospectus, under the heading “Background of the Merger,” is revised to read in full as follows:

During the course of these discussions, Mr. Franko indicated that First PacTrust would need to increase its pricing levels in order for discussions to continue and would need to address the other issues raised by Beach’s board of directors. During subsequent conversations, First PacTrust increased the stock consideration level of its preliminary proposal to 0.60 of a share of First PacTrust common stock for each share of Beach common stock and suggested various possibilities to supplement First PacTrust’s experience in Beach’s lines of business.

            The following disclosure supplements the information set forth in the last paragraph on page 39 of the Proxy Statement/Prospectus, under the heading “Background of the Merger,” by adding the following immediately after the last sentence of that paragraph:

The proposal contemplated that the cash portion of the merger consideration would be based on a fixed amount of $10.25 per share for each share of Beach common stock and the stock portion of the merger consideration would be based on an exchange ratio of 0.6 of a share of First PacTrust common stock for each share of Beach common stock (resulting in each share of Beach common stock receiving $4.61 in cash and 0.33 of a share of First PacTrust common stock).

            The first sentence of the first paragraph on page 40 of the Proxy Statement/Prospectus, under the heading “Background of the Merger,” is revised to read in full as follows:

On July 11, 2011, Mr. Franko, following consultation with Beach’s board of directors concerning First PacTrust’s July 9, 2011 indication of interest, informed First PacTrust of Beach’s willingness to begin negotiations based on the terms of the July 9, 2011 indicative proposal, and thereafter the parties commenced formal due diligence.

            The following disclosure supplements the information set forth in the third full paragraph on page 40 of the Proxy Statement/Prospectus, under the heading “Background of the Merger,” by adding the following after the second sentence of that paragraph:

In the negotiations that ensued, First PacTrust offered to fix the cash component of the merger consideration at $9.07 per share, which was increased during the course of negotiations to $9.12 per share.  Beach proposed to set the exercise price of the warrants to purchase First PacTrust common stock at $13.50 per share, rather than the $14.00 per share offered by First PacTrust, however, this proposal was not accepted.  Beach also requested additional aggregate merger consideration of $100,000 per month if the merger was not completed prior to January 31, 2012.  The parties agreed that, in the event the merger did not close by April 2, 2012, the aggregate merger consideration would be increased by $100,000 for each month beginning on February 1, 2012 until the merger is completed, subject to a cap equal to the net income of Beach over this period.

            The following disclosure supplements the information set forth in the first full paragraph on page 41 of the Proxy Statement/Prospectus, under the heading “Background of the Merger,” by adding the following immediately after the last sentence of that paragraph:

Since the execution of the merger agreement, Beach has not received any indications of interest from third parties with respect to any acquisition proposals.

            The fourth bullet point on page 44 of the Proxy Statement/Prospectus, under the heading  “Opinion of Sandler O’Neill + Partners, L.P.,” is revised to read in full as follows:

•   internal financial forecasts for Beach for the years ending December 31, 2011 through 2015 furnished by and reviewed with senior management of Beach, a summary of which is included elsewhere in this Proxy Statement/Prospectus;

            The second sentence of the last paragraph on page 50 of the Proxy Statement/Prospectus, under the heading “Opinion of Sandler O’Neill + Partners, L.P.,” is revised to read in full as follows:

The discounted dividend streams and terminal values were then discounted to present values using different discount rates ranging from 11.5% to 17.5% chosen to reflect different assumptions regarding required rates of return to holders or prospective buyers of First PacTrust common stock.

            The third sentence of the second paragraph on page 51 of the Proxy Statement/Prospectus, under the heading “Opinion of Sandler O’Neill + Partners, L.P.,” is revised to read as follows:

This analysis resulted in the following range of per share values for First PacTrust common stock, using the same price forward earnings multiples of 7.5x to 12.5x and a discount rate of 14.39% (which Sandler O’Neill calculated based on industry standard methods of adding the current risk-free rate, which is based on the 10-year Treasury yield, plus the published Ibbotson Equity Risk Premium, plus the published Ibbotson Size Premium, plus the published Ibbotson Industry Premium):

            The following disclosure supplements the information set forth in the first paragraph on page 53 of the Proxy Statement/Prospectus, under the heading “Opinion of Sandler O’Neill + Partners, L.P.,” by adding the following after the second sentence of that paragraph:

If the merger had been completed on December 5, 2011, Sandler O’Neill’s remaining fee would have been $431,930 (a transaction fee of $581,930 less a credit of $150,000 for the fee previously paid by Beach at the time of the delivery of the fairness opinion).

            The following disclosure supplements the information set forth in the first paragraph on page 53 of the Proxy Statement/Prospectus, under the heading “Opinion of Sandler O’Neill + Partners, L.P.,” by adding the following after the last sentence of that paragraph:

Prior to its retention by Beach in connection with the merger, Sandler O’Neill had not rendered any investment banking services to Beach.  For several years prior to the date that First PacTrust first contacted Beach with respect to a potential transaction, representatives of Sandler O’Neill had contacted Mr. Franko from time to time to determine whether Beach might be interested in Sandler O’Neill’s investment banking services, however, Beach had not retained Sandler O’Neill on any of those prior occasions.  After Mr. Franko was contacted by First PacTrust with respect to a potential transaction, Beach engaged Sandler O’Neill as its financial advisor in connection with the proposed transaction.  Sandler O’Neill has not rendered any investment banking services to First PacTrust during the last two years.  Other than the fees payable by Beach with respect to the merger, no other fees have been paid by Beach, First PacTrust or their respective affiliates to Sandler O’Neill during the last two years.

            The following new section is added to the Proxy Statement/Prospectus immediately following the end of the section titled “Opinion of Sandler O’Neill + Partners, L.P.”:

            Beach Unaudited Prospective Financial Information

Beach does not, as a matter of course, publicly disclose forecasts as to future performance, earnings or other results due to the unpredictability of the underlying assumptions and estimates.  However, in connection with the financial analysis conducted by Beach’s financial advisor, Sandler O'Neill, Beach provided Sandler O’Neill with certain non-public unaudited prospective financial information based on estimates by Beach management.  These estimates were prepared with respect to prospective financial information in connection with such financial analysis, and were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, published guidelines of the SEC regarding forward-looking statements or GAAP.

The estimates and assumptions underlying the financial forecasts involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industries in which Beach operates, and the risks and uncertainties described under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” all of which are difficult to predict and many of which are outside the control of Beach and will be beyond the control of the surviving corporation.  There can be no assurance that the underlying assumptions will prove to be accurate or that the projected results will be realized, and actual results likely will differ, and may differ materially, from those reflected in the financial forecasts, whether or not the merger is completed.  The inclusion in this proxy statement/prospectus of the unaudited prospective financial information summarized below should not be regarded as an indication that Beach or Beach’s board of directors considered, or now considers, these forecasts to be a reliable predictor of future results.  Readers of this proxy statement/prospectus are cautioned not to place undue reliance on this information.  None of the financial forecasts reflect any impact of the merger.

The financial forecasts summarized in this section were prepared by Beach’s management.  Beach’s independent auditor has not examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in these financial forecasts and, accordingly, has not expressed any opinion or given any other form of assurance with respect thereto, and they assume no responsibility for the prospective financial information.  The reports of Beach’s independent auditor included in this proxy statement/prospectus relate to the historical financial information of Beach.  Such reports do not extend to the financial forecasts and should not be read to do so.

By including in this proxy statement/prospectus a summary of certain financial forecasts, neither Beach nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of Beach or the surviving corporation compared to the information contained in the financial forecasts.  The financial forecasts summarized in this section have not been updated to reflect any changes since the date they were prepared or the actual results of operations of Beach.  Other than as required by law, Beach does not undertake any obligation to update or otherwise revise the financial forecasts or financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions.

Beach management’s forecasts made available to Sandler O’Neill in connection with Sandler O’Neill’s financial analysis reflected projected earnings per share of 0.53, 0.79, 0.92, 0.61 and 0.70 for the years ended December 31, 2011, 2012, 2013, 2014 and 2015, respectively.

Cautionary Statement Regarding Forward-Looking Statements

            This Current Report includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are necessarily subject to risk and uncertainty, and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in First PacTrust’s filings with the SEC.  Risks and uncertainties related to First PacTrust and Beach include, but are not limited to:  (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against First PacTrust or Beach; (3) the inability to complete the transactions contemplated by the Merger Agreement or the previously announced acquisition by First PacTrust of Gateway Bancorp due to the failure to satisfy each transaction’s respective conditions to completion, including the receipt of regulatory approval; (4) risks that the proposed transaction or the Gateway Bancorp acquisition disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transactions; (5) the amount of the costs, fees, expenses and charges related to the proposed transactions; (6) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (7) continuation of the historically low short-term interest rate environment; (8) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions or regulatory developments; (9) increased levels of non-performing and repossessed assets that may result in future losses; (10) greater than anticipated deterioration or lack of sustained growth in the national or local economies; (11) changes in state and federal legislation, regulations or policies applicable to banks or other financial service providers, including regulatory or legislative developments, like the Dodd-Frank Wall Street Reform and Consumer Protection Act, arising out of current unsettled conditions in the economy; (12) the results of regulatory examinations; and (13) increased competition with other financial institutions.  You should not place undue reliance on forward-looking statements, and First PacTrust and Beach undertake no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Where You Can Find More Information

            In connection with the Merger, First PacTrust filed a registration statement on Form S-4 with the SEC that was declared effective by the SEC on November 9, 2011.  The Proxy Statement/Prospectus, which forms a part of the Form S-4, was mailed to Beach’s shareholders on or about November 10, 2011.  First PacTrust may file other relevant documents concerning the Merger.  Beach’s investors are advised to read the Proxy Statement/Prospectus and any other relevant documents filed with the SEC in connection with the Merger or incorporated by reference in the Proxy Statement/Prospectus when they become available because they will contain important information about Beach, First PacTrust and the Merger.  Investors may obtain these documents free of charge at the SEC’s website (www.sec.gov).  In addition, documents filed with the SEC by First PacTrust will be available free of charge upon written request to First PacTrust Bancorp, Inc., 610 Bay Boulevard, Chula Vista,

CA 91910, Attention: Secretary, or by calling (619) 691-1519.  The directors, executive officers and certain other members of management and employees of First PacTrust may be deemed to be participants in the solicitation of proxies in favor of the Merger from Beach’s shareholders.  Information about the directors and executive officers of First PacTrust is included in the proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on April 25, 2011.  The directors, executive officers and certain other members of management and employees of Beach may also be deemed to be participants in the solicitation of proxies in favor of the Merger from Beach’s shareholders.  Information about the directors and executive officers of Beach is included in the proxy statement for its 2011 annual meeting of shareholders, which is available at www.envisionreports.com/BBBCAnnual.  Additional information regarding the interests of such participants are included in the Proxy Statement/Prospectus and the other relevant documents filed with the SEC.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                    FIRST PACTRUST BANCORP, INC.

                                                                                    By:       /s/ Richard Herrin______

                                                                                                Richard Herrin

                                                                                                Executive Vice President

                                                                                                and Secretary

Dated: December 14, 2011